CERT.****

CERTIFICATE NUMBER

BRIGHT MOUNTAIN MEDIA

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

****

SHARES

CUSIP NO. 10919T105

PAR VALUE $0.01
COMMON STOCK

* ******** *

THIS CERTIFIES THAT

IS THE OWNER OF * *******

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.01 EACH OF

Bright Mountain Media, Inc.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: ********

W. KIP SPEYER
President

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

SUSAN J. MANWARING
Secretary

BRIGHT MOUNTAIN MEDIA, INC.
Corporate
Seal
FLORIDA

15500 Roosevelt Bouvelard, Suite 301, Clearwater FL, 33760
727.289.0010

CERT.9999